As filed with the Securities and Exchange Commission on May 6, 2003

                                             Registration No. ___ - ________

_____________________________________________________________________________
_____________________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                    _________________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                       THE SECURITIES ACT OF 1933
                    ________________________________

                        DETWILER, MITCHELL & CO.
         (Exact name of registrant as specified in its charter)

                                DELAWARE
     (State or other jurisdiction of incorporation or organization)

                               95-2627415
                  (I.R.S. Employer Identification No.)

                     225 FRANKLIN STREET, 20TH FLOOR
                       BOSTON, MASSACHUSETTS 02110

                (Address of Principal Executive Offices)
                    _________________________________
                    Stock Options and Stock Issuance
                        (Full title of the plan)
                    _________________________________
                            JAMES K. MITCHELL
                        DETWILER, MITCHELL & CO.
                     225 FRANKLIN STREET, 20TH FLOOR
                       BOSTON, MASSACHUSETTS 02110
                             (617) 747-0100
          (Name, address and telephone number, including area code,
                        of agent for service)
                    ________________________________
                                COPY TO:

                          David R. Snyder, Esq.
                         Pillsbury Winthrop LLP
                      101 West Broadway, Suite 1800
                       San Diego, California 92101
                             (619) 234-5000
                    ________________________________
                     CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
                                              PROPOSED
                                              MAXIMUM    PROPOSED
                                              OFFERING   MAXIMUM        AMOUNT
                                   AMOUNT      PRICE     AGRREGATE        OF
 TITLE OF SECURITIES               TO BE        PER      OFFERING    REGISTRATION
 TO BE REGISTERED                REGISTERED   SHARE(2)   PRICE (2)       FEE
----------------------------------------------------------------------------------
Common Stock, $0.01 par value     2,977,500   $1.548     $4,609,170  $372.88
per share, issuable pursuant        shares
to the exercise of options
issued under certain stock
option agreements issued by
the Registrant and shares
issued to consultants by
the Registrant



(1) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee on the basis of the average of the high and low selling prices of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market over a 10 day period ending May 1, 2003 by The Nasdaq Stock Market.

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                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1:   PLAN INFORMATION*

ITEM 2:   REGISTRAN INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *    Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form
          S-8.

                            I-1
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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the
"SEC"), are incorporated by reference into this Registration
Statement:

          (a) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A relating to the Registrant's Common Stock filed with the SEC pursuant to Section 12(g) of the Exchange Act, as amended (the "Exchange Act");

          (b) Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 11, 2003, pursuant to Section 13(a) of the Exchange Act; and

          (c) Registrant's Current Report on Form 8-K filed with the SEC on April 7, 2003, pursuant to Section
               13(a) of the Exchange Act.

     Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities issued hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4:	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5:	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6:	INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     As permitted by Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

     The Registrant has also entered into agreements with certain of its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by law.

     The Registrant has purchased directors and officers liability insurance.

ITEM 7:	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8:	EXHIBITS

See Exhibit Index.

ITEM 9:	UNDERTAKINGS

    (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any

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action, suit or proceeding) is asserted by such
director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 6th day of May, 2003.

                              Detwiler, Mitchell & Co.

                              By:  /s/James K. Mitchell
                              ------------------------------------
                              James K. Mitchell
                              Chairman and Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Mitchell and Stephen Frank and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                  TITLE                       DATE

/s/James K. Mitchell   Chairman and Chief               May 6, 2003
---------------------- Executive Officer
James Mitchell         (Principal Executive Officer)

/s/Stephen Martino     Chief Financial Officer          May 6, 2003
---------------------- (Principal Financial and
Stephen Martino        Accounting Officer)

/s/Edward Baran        Director                         May 6, 2003
----------------------
Edward Baran

/s/Barton Beek         Director                         May 6, 2003
----------------------
Barton Beek

/s/James Graves        Vice Chairman and Director       May 6, 2003
----------------------
James Graves

/s/ Robert Detwiler    Director                         May 6, 2003
----------------------
Robert Detwiler

/s/ Frank Jenkins      Director                         May 6, 2003
----------------------
Frank Jenkins


/s/Robert Sharp        Director                         May 6, 2003
----------------------
Robert Sharp

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                       EXHIBIT INDEX



Exhibit Number           Description
--------------           -----------
5.1                      Opinion of Pillsbury Winthrop LLP.

10.1 Form of standard stock option agreement covered by this registration statement (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

23.1                     Consent of PricewaterhouseCoopers LLP,
                         Independent Auditors.

23.2                     Consent of Pillsbury Winthrop LLP
                         (included in Exhibit 5.1)

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